Exhibit 10.1

THE J. JILL GROUP, INC.

AMENDED AND RESTATED

2005 INCENTIVE COMPENSATION PLAN

Purpose

This Amended and Restated 2005 Incentive Compensation Plan (the “Incentive Compensation Plan”) is designed to provide financial reward to employees of The J. Jill Group, Inc. (the “Company”) for their contribution toward the attainment of the Company’s financial goals for the fiscal year ending December 31, 2005 (“FY 2005”).

Participation

•                  A “Participating Employee” shall mean each of the following employees of the Company:  (i) the President and Chief Executive Officer; (ii) any Executive Vice President; (iii) any Senior Vice President; (iv) any Vice President; (v) any Operating Vice President; and (vi) any employee below the level of Operating Vice President who is selected for participation in this Incentive Compensation Plan by the President and Chief Executive Officer.  No employee below the level of Operating Vice President shall be entitled to participate in this Incentive Compensation Plan unless and until selected to do so by the President and CEO.

•                  No Participating Employee shall be entitled to receive a bonus under this Incentive Compensation Plan unless the Participating Employee satisfies the eligibility criteria set forth below.

Eligibility Criteria

•                  A Participating Employee who is in performance counseling at any time during a performance period will not be eligible for a bonus for the performance period.

•                  To be eligible to receive a bonus for a performance period, a Participating Employee must be actively employed by the Company for a minimum of three months in the performance period.  Time on leave does not count as active employment.  Employment by a subsidiary of the Company shall be considered employment by the Company for purposes of this Incentive Compensation Plan.

•                  To be eligible to receive a bonus for a performance period, a Participating Employee must be employed on the last day of the performance period.

Performance Period

This Incentive Compensation Plan pertains to FY 2005.  For measurement purposes, FY 2005 will be divided into two seasonal performance periods:

Spring — December 26, 2004 to June 25, 2005

Fall — June 26, 2005 to December 31, 2005

Additional Bonuses

Nothing in this Incentive Compensation Plan shall be deemed to limit the authority of the Board of Directors, the Compensation Committee of the Board of Directors or the President and CEO to award additional bonuses outside the Incentive Compensation Plan in their discretion.

Payments

Bonus payments under this Incentive Compensation Plan will be made promptly following the close of the performance period.

Calculation of Bonus Payment

•                  Definitions:

•                  The “Bonus Percentage” for a Participating Employee shall be the percentage assigned to the Participating Employee for the purpose of calculating the Participating Employee’s bonus, if any, under this Incentive Compensation Plan.  Bonus Percentages for employees at the level of Operating Vice President and above shall be determined by the Board of Directors or the Compensation Committee of the Board of Directors.  Bonus Percentages for Participating Employees below the level of Operating Vice President shall be determined by the President and CEO.

•                  “Earnings Per Share Percentage” for a performance period means the lesser of (i) 100% or (ii) a fraction, the numerator of which is the Company’s Preliminary Earnings Per Share for the performance period minus the Company’s Earnings Per Share Target for the performance period, and the denominator of which is $0.07, expressed as a percentage.

•                  “Earnings Per Share Target” for a performance period means:  (i) for the Spring performance period, the Company’s fully diluted earnings per share target for the performance period as set forth in the Company’s 2005 Financial Plan; and (ii) for the Fall performance period, the fully diluted earnings per share target for the performance period established by the Compensation Committee for purposes of this Incentive Compensation Plan before the beginning of the performance period.

•                  “Maximum Bonus” for a performance period with respect to any Participating Employee means the Participating Employee’s Bonus Percentage times the base salary paid to him or her for the performance period.

•                  “Preliminary Earnings Per Share” for a performance period means the amount the Company’s fully diluted earnings per share for the performance period would be if no bonuses under this Incentive Compensation Plan were paid for the performance period.

•                  If the Company’s Preliminary Earnings Per Share for a performance period are less than or equal to the Company’s Earnings Per Share Target for the performance period, no bonuses shall be paid under this Incentive Compensation Plan for the performance period.

•                  If the Company’s Preliminary Earnings Per Share for a performance period are greater than the Company’s Earnings Per Share Target for the performance period, then each eligible Participating Employee shall receive a bonus for the performance period under this Incentive Compensation Plan in an amount equal to the Participating Employee’s Maximum Bonus for the performance period times the Earnings Per Share Percentage for the performance period.

Example

CASE 1:                 Assume the Participating Employee’s annual base salary is $50,000, his or her Bonus Percentage is 10%, the Company’s Earnings Per Share Percentage for the Spring performance period is 100% and the Company’s Earnings Per Share Percentage for the Fall performance period is 100%:

Season	Salary for Performance Period	Bonus %	Maximum Bonus	EPS %	Bonus Amount
Spring	$25,000	10%	$2,500	100%	$2,500
Fall	$25,000	10%	$2,500	100%	$2,500
Total	$50,000		$5,000		$5,000

CASE 2:                 Assume the Participating Employee’s annual base salary is $50,000, his or her Bonus Percentage is 10%, the Company’s Earnings Per Share Percentage for the Spring performance period is 100% and the Company’s Earnings Per Share Percentage for the Fall performance period is 0:

Season	Salary for Performance Period	Bonus %	Maximum Bonus	EPS %	Bonus Amount
Spring	$25,000	10%	$2,500	100%	$2,500
Fall	$25,000	10%	$2,500	0	$0
Total	$50,000		$5,000		$2,500

CASE 3:                 Assume the Participating Employee’s annual base salary is $50,000, his or her Bonus Percentage is 10%, the Company’s Earnings Per Share Percentage for the Spring performance period is 50% and the Company’s Earnings Per Share Percentage for the Fall performance period is 10%:

Season	Salary for Performance Period	Bonus %	Maximum Bonus	EPS %	Bonus Amount
Spring	$25,000	10%	$2,500	50%	$1,250
Fall	$25,000	10%	$2,500	10%	$250
Total	$50,000		$5,000		$1,500